                                                                   EXHIBIT T3A-5



                          CERTIFICATE OF INCORPORATION
                                       OF
                                TP CAPITAL CORP.

         The undersigned, for purposes of incorporating a corporation under the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify as follows:


                                   ARTICLE I

         The name of the corporation is TP Capital Corp. (the "Corporation").


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business to be conducted, and the purposes to be promoted, by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

         The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value of $0.01 per share (the "Common Stock").

                                    ARTICLE V

         The name of the incorporator is Scott L. Miller, and the incorporator's mailing address is Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002.

                                   ARTICLE VI

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The name of the person who is to serve as the initial director is Carl S. Stutts, and his mailing address is Three Riverway, Suite 1500, Houston, Texas 77056.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation (the "Board") is expressly authorized and empowered to adopt, alter, amend or repeal the bylaws of the Corporation (the "By-Laws"), subject to the power of the stockholders of the Corporation to adopt, alter, amend or repeal any By-Laws made by the Board.

                                  ARTICLE VIII

         (a) Board Powers.

         The business and affairs of the Corporation shall be managed by, or under the direction of, the Board subject to the limitations set forth in the DGCL, this Certificate of Incorporation or the By-Laws.

         (b) Number, Election and Term.

                  (i) The number of directors shall be specified in, or determined in the manner provided in, the By-Laws, and such number may be increased or decreased from time to time in such manner as may be prescribed in the By-Laws.

                  (ii) A director shall hold office until the annual meeting for the year in which his or her term expires and until his successor has been duly elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

                  (iii) The election of directors need not be by written ballot.

         (c) Vacancies. Any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause of any director shall be filled by a majority vote of the directors then in office. Any director so chosen shall hold office for the remainder of the full term of the director being replaced and until his or her successor has been duly elected and qualified, subject, however, to such replacement director's earlier death, resignation, retirement, disqualification or removal.

         (d) Newly Created Directorships. Newly created directorships resulting from any increase in the number of directors shall be filled by a majority vote of the directors then in office. Each new director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, subject, however, to such new director's earlier death, resignation, retirement, disqualification or removal.

                                   ARTICLE IX

         (a) Limitation of Personal Liability. With respect to acts or omissions occurring from and after the date hereof, no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this
Article IX by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article IX will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

         (b) Indemnification.

                  (i) Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that from and after the date hereof (A) he or she is or was a director or officer of the Corporation; or (B) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each person in (A) and (B) hereinafter a "Covered Person"), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (ii) The rights conferred on any Covered Person by this
         Article IX shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate of Incorporation, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

                  (iii) Any repeal or amendment of this Article IX by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article IX, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

                  (iv) This Article IX shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

                                    ARTICLE X

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate of Incorporation, the By-Laws or the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator's hand this 29th day of March, 2004.





                                                 -------------------------------
                                                 Scott L. Miller
                                                 Incorporator